                                                                   Exhibit 10.16



                       INTERIM AGREEMENT FOR INFORMATION
                       ---------------------------------

                     TECHNOLOGY SERVICES (NON-US BUSINESS)
                     -------------------------------------

        THIS INTERIM AGREEMENT FOR INFORMATION TECHNOLOGY SERVICES (NON-US BUSINESS) (this "Agreement"), dated as of November 1, 2000, is among Shell Chemicals Limited of Shell Centre, London, SE1 7NA ("SHELL"), Shell Services International B.V. ("SSI") (each of SHELL and SSI are referred to individually as "SERVICE PROVIDER"), and Shell Epoxy Resins Nederland B.V. of Vondlingenweg 601, 3196 KK Vondelingenplaat, Rotterdam ("SER") (each of SHELL, SSI, and SER are referred to individually as a "Party" and collectively as the "Parties").

        WHEREAS, SHELL and SER have entered into the SPNV Resins Sale Agreement dated July 10, 2000, whereby Shell and its Affiliates agreed to sell to SER all of their interests in certain chemical companies;

        WHEREAS, Shell Oil Company, Shell Epoxy Resins Inc., and Resin Acquisition, LLC have entered into a Master Sale Agreement dated July 10, 2000, whereby Shell Oil Company and its Affiliates agreed to sell to Resin Acquisition LLC all of their interests in certain chemical companies (as amended, the "Master Sale Agreement"); and

        WHEREAS, SER desires to secure certain information technology services from SERVICE PROVIDER on an interim basis, and SERVICE PROVIDER is willing, under the terms of this Agreement, to provide those services to SER in return for the compensation to be paid by SER to SERVICE PROVIDER in accordance with this Agreement.

        NOW, THEREFORE, the Parties agree as follows:

        1.  Definitions and Procedural  Conventions.  Unless  otherwise
            ---------------------------------------
expressly indicated, capitalized terms used and not defined in this Agreement will have the meanings set forth in Schedule A to the Master Sale Agreement.

        2.  Scope of Services and Additional Services. SERVICE PROVIDER or its
            -----------------------------------------
Affiliates will furnish to SER the services described in Exhibit A to this
                                                         ---------
Agreement. The services described in Exhibit A, as it may be amended from time
                                     ---------
to time by the mutual written agreement of the Parties, will be referred to as the "Services." Unless otherwise agreed in writing by the Parties, the Services will only be provided with respect to software and hardware systems operated by SERVICE PROVIDER outside the United States and will only be provided in connection with the Non-US Business.

        3.  General Provisions Regarding the Services.
            -----------------------------------------

        (a) To the extent any of the Services were provided by SERVICE PROVIDER or its Affiliates to the Business prior to the Effective Date ("Pre-existing Services"), SERVICE PROVIDER will perform the Services at substantially the same level and with substantially the same degree of accuracy and responsiveness as was provided to the Non-US Business prior to the Effective Date ("Effective Date Level"). A detailed listing of Pre-existing Services and service performance levels for such Pre-existing Services are identified on Exhibit A,
                                                                    ---------
Schedule 10 attached hereto. To the extent any of the Services are not Pre-
-----------
existing Services, SERVICE PROVIDER will perform the Services at substantially the same level and with substantially the same degree of accuracy and responsiveness as the Services are performed for SHELL. If the level at which SERVICE PROVIDER performs the Services for SHELL from time to time increases to a level above the Effective Date Level, the level at which SERVICE PROVIDER performs the Services for SER will increase to an equivalent level; provided, however, that if such level of Services performed for SHELL decreases from time to time, the level of Services performed for SER shall decrease to an equivalent level. In no case will SERVICE PROVIDER perform the Services at a level or with a degree of accuracy and responsiveness that is lower in any material respect than the Effective Date Level. In addition, SERVICE PROVIDER makes no assurance that any of the Services will be error-free, but, in the case of errors, and as SER's sole remedy for such errors, SERVICE PROVIDER will endeavor to fix or otherwise remedy such errors in the same manner that SERVICE PROVIDER does so for SERVICE PROVIDER's internal users of similar services.

        Upon the second anniversary of the Effective Date, SHELL will, except as provided below, discontinue performance of the Services, to the extent being provided as of such date, and at SER's option SSI shall continue to provide such Services to SER for the remainder of the Term (as hereinafter defined). SHELL and SSI are each referred to in this Agreement as "SERVICE PROVIDER" and will each have all rights and obligations of "SERVICE PROVIDER" with respect to all periods during which each of them is performing any or all of the Services. If SER designates SSI as the SERVICE PROVIDER for the last two (2) years of the Term, (i) during the last two (2) years of the Term SSI will provide the Services at the same price at which SSI provides the same or similar services to SHELL or its Affiliates, provided that the combined costs for the Services under this Agreement plus the cost of the Services under the US IT Interim Services Agreement will not exceed the Global Annual Support Cap defined in Exhibit E
                                                                   ---------
attached hereto, and (ii) after the completion of the first two (2) years of the Term, SERVICE PROVIDER will have completed and implemented the Transition Plan (as hereinafter defined) pursuant to Section 4(e) hereof. If SER does not designate SSI as the SERVICE PROVIDER for the last two (2) years of the Term, then: (i) subject to SER's ability to terminate this Agreement earlier, SHELL shall continue to be the SERVICE PROVIDER for a period of up to nine (9) months after the second anniversary of the Effective Date, and (ii) SER will have completed and implemented its Transition Plan no later than the end of such nine
(9) month period.

        (b) SER acknowledges that SERVICE PROVIDER, on its own behalf, provides services similar to the Services, and/or services which may involve the same resources as those used to provide the Services, to SERVICE PROVIDER's own internal organizations, Affiliates and Third Parties. SERVICE PROVIDER reserves the right to modify the Services in connection with changes to those services provided to SERVICE PROVIDER's own internal organizations and Affiliates in SERVICE PROVIDER's ordinary course of business. However, no such modification will materially diminish the Services, lower the level of Services to a level or a degree of accuracy and responsiveness that is lower in any material respect than the Effective Date Level, or increase the aggregate costs of the Services under this Agreement and the US

IT Interim Services Agreement to a total greater than the Global Annual Support Cap. Furthermore, SER understands and agrees that upgrades and enhancements to the software and processes used by SERVICE PROVIDER to provide the Services may require SER to modify its own processes and procedures at SER's cost and expense, with SERVICE PROVIDER incurring no costs or expenses relating to any such modifications that SER makes to its own processes and procedures; provided, however, that the aggregate costs and expenses for supporting such upgrades and enhancements and for the Services under this Agreement and the US IT Interim Services Agreement will not exceed the Global Annual Support Cap. If SERVICE PROVIDER's upgrades and enhancements to the software and processes used by SERVICE PROVIDER to provide the Services causes a reduction in the costs of providing the Services, such cost savings shall be passed through by a reduction in price to SER; provided, however, that in the event that such upgrades and enhancements require up front investment costs by SER or other recipients of the Services, if SER makes no such up front investment the resulting savings in Service costs will not be passed through to SER. If SER modifies or enhances its software or systems in such a way that SERVICE PROVIDER must change the scope of its work or systems in response to such modification or enhancement, then the actual cost of those changes shall be borne solely by SER if such modification or enhancement results in a cost increase for SERVICE PROVIDER. Furthermore, if such modifications or enhancements by SER change SERVICE PROVIDER's cost required to provide the Services, the costs described in the Exhibits attached hereto, including the Global Annual Support Cap, may require amendment.

        (c) If SER requests, or SERVICE PROVIDER proposes, to add new Services, or to change, modify, enhance or eliminate the then-existing Services (including Service levels), SERVICE PROVIDER and SER will discuss a change order to modify this Agreement (a "Change Order"). Change Orders will be effective only upon execution by both Parties. Each Change Order will include any additional terms, conditions and warranties applicable thereto, SERVICE PROVIDER's charges therefor, and any effect on SERVICE PROVIDER's charges for any other Services (including any increase or decrease in the Global Annual Support Cap), as mutually agreed upon by the Parties. SERVICE PROVIDER will provide any new or additional Services (including Service levels) agreed to pursuant to a Change Order at the same cost that such Services are provided to SHELL to the extent that SERVICE PROVIDER is able to provide such new or additional Services as part of SERVICE PROVIDER's ordinary course of business. If, at the request of SER, SERVICE PROVIDER reduces the amount of Services provided to SER, any resulting reduction in costs available to SERVICE PROVIDER shall be passed through to SER accordingly. In the event of any reduction in costs for the Services provided to SER pursuant to subsection (b) above or this subsection (c), SERVICE PROVIDER and SER shall agree upon an appropriate reduction in the Global Annual Support Cap. SERVICE PROVIDER recognizes, and will make reasonable business efforts to allow for, SER's reasonable future potential need and ability for business growth. In recognition thereof, to the extent possible and within the normal scope of operations of SERVICE PROVIDER's IT operations systems, SERVICE PROVIDER shall provide, at the same price afforded to SHELL, additional Services necessary because of increased demand by SER in the chemical business, including without limitation any additional Services necessary because of acquisitions completed by SER; provided, however, that such increased demand may not be attributable to SER's transfer of the

Non-US Business to an industry competitor of SHELL. Any such additional Services shall be accompanied by a Change Order executed by SERVICE PROVIDER and SER.

        In addition, SERVICE PROVIDER may from time to time give written notice to SER that SERVICE PROVIDER plans to implement a change, modification, upgrade or enhancement to the Services, or to the hardware, equipment, software, processes and other resources used by SERVICE PROVIDER to provide the Services, in order to enable SERVICE PROVIDER to change, modify, upgrade, enhance or maintain the quality of service provided to SER and SERVICE PROVIDER's own internal organizations and Affiliates. SERVICE PROVIDER will allocate the costs of such changes, modifications, upgrades and enhancements equitably among all users of the affected service, and SER will reimburse SERVICE PROVIDER for SER's share of such costs upon receipt of SERVICE PROVIDER's invoice therefor; provided, however, that the aggregate of such reimbursement costs and the costs of the Services under this Agreement and the Services under the US IT Interim Services Agreement shall not exceed the Global Annual Support Cap and the level of Services provided to SER will not fall below the Effective Date Level.

        (d) Subject to this Section 3(d) and Section 3(g) of this Agreement, all hardware, equipment, software, processes and other resources used by SERVICE PROVIDER in connection with the Services, and any ideas, concepts, know-how, techniques, inventions, and the like proposed, generated or developed by or for SERVICE PROVIDER in connection with the Services, together with all intellectual property rights appertaining thereto, shall be and remain the exclusive property of SERVICE PROVIDER. A list of (i) hardware that SERVICE PROVIDER will transfer to SER on the Closing Date, (ii) hardware to be retained by SERVICE PROVIDER on the Closing Date and used in connection with the provision of Services, and
(iii) hardware that SERVICE PROVIDER will transfer to SER upon the expiration or termination of any applicable portion of this Agreement is provided on Exhibit F
                                                                       ---------
attached hereto. A list of (1) third party software used to provide the Services, (2) SERVICE PROVIDER's proprietary software used to provide the Services, (3) third party software and SERVICE PROVIDER's proprietary software that shall be licensed in perpetuity to SER (subject to the terms of the applicable third party licenses; provided, however, that SERVICE PROVIDER will obtain such third party licenses in perpetuity for the benefit of SER whenever possible) and, to the extent permitted under the applicable license agreements, its Affiliates or designees, and (4) software licenses to be obtained by SER and licensed in SER's name on the Closing Date is set forth on Exhibit C attached
                                                           ---------
hereto. SHELL has made good faith efforts to acquire for SER the license rights and/or consents to assignment of the applicable licenses to SER necessary to obtain for SER and/or the Non-US Companies the license rights set forth on Table
                                                                           -----
II of Exhibit C attached hereto (collectively the "Non-US IT Licenses"), and,
---------------
based on SHELL's relationships and/or discussions with the applicable licensors, and SHELL's customary procedures for obtaining license rights and/or consents to assignment in connection with acquisitions and divestitures of SHELL business units, SHELL believes that the Non-US IT Licenses will be forthcoming from the applicable licensors in due course. The Parties agree that the fact that all or any of the Non-US IT Licenses may not have been obtained by SHELL as of the Closing Date will not delay or interfere with the Closing or represent a breach of SHELL's obligations under the Master Sale

Agreement. Through and after the Closing Date, SHELL shall, as soon as commercially practicable (but in any event within 90 days after the Closing Date for any Non-US IT Licenses where Microsoft is the licensor and within 12 months after the Closing Date for any Non-US IT Licenses commonly referred to as the "SAP licenses"), obtain all Non-US IT Licenses which have not been previously obtained, and SER shall reasonably cooperate with SHELL's efforts to obtain such Non-US IT Licenses. Pursuant to Section 8.18 of the Master Sale Agreement, SER has agreed to pay up to $3,000,000 of license and/or assignment fees incurred to obtain the Non-US IT Licenses and the US IT Licenses (as that term is defined in the US IT Interim Services Agreement; collectively the "IT License Fees"), and SHELL has agreed to pay all amounts in excess of $3,000,000 of the IT License Fees. In order to implement such payment provisions, and subject to Section 8.18 of the Master Sale Agreement, the Parties agree that (x) on the Closing Date, SER shall pay SHELL $149,000 for the IT License Fees incurred by SHELL through the Effective Date, (y) after the Closing Date, SHELL will invoice SER monthly for any additional IT License Fees incurred by SHELL, and SER will pay such invoices within thirty (30) days after the invoice date, and (z) with respect to payments due under both subsections (x) and (y), SHELL shall submit to SER reasonable supporting documentation with respect to the IT License Fees incurred by SHELL.

        (e) SER and its employees, contractors and agents will comply with SERVICE PROVIDER's security policies and procedures as in effect from time time with respect to (i) the Services and (ii) any changes to any hardware or software systems. SER and its employees, contractors and agents also will comply with all applicable U.S. and other export control laws, rules and regulations. SER will not export or re-export from anywhere outside the United States any software or hardware provided by SERVICE PROVIDER as part of the Services except with SERVICE PROVIDER's prior written consent and in compliance with all Applicable Laws. SERVICE PROVIDER and its employees, contractors and agents will comply with SER's security policies and procedures in effect from time to time with respect to SER's facilities in connection with SERVICE PROVIDER's performance of the Services. Any enhancement, modification, or change (including those requested by SER pursuant to Section 4(b) hereof) to any systems
                                   ------------
(hardware, software or both) of SERVICE PROVIDER or SER that either (i) are shared between SER and SERVICE PROVIDER, or (ii) with respect to any systems (hardware, software or both) used by SERVICE PROVIDER in providing Services to SER, are shared between SER and any Third Party, shall only be conducted and/or executed by SERVICE PROVIDER. The Parties agree that any request by SER for any such enhancement, modification or change shall be treated procedurally as a request to add new Services and shall be governed by the Change Order procedures set forth in Section 3(c).
             ------------

        (f) Any use of the Services by any employee, contractor or other agent of SER in violation of this Agreement, including Section 3(e), is an "Unauthorized Use." If SERVICE PROVIDER determines that an Unauthorized Use has occurred, SERVICE PROVIDER may (i) withdraw or otherwise disable the ability of the applicable SER employee, contractor or agent to continue using all or part of the Services and/or the facilities used to provide the Services (for example, and not by way of limitation, by revoking such person's authority to access SERVICE PROVIDER's computer networks), (ii) notify SER that such Unauthorized Use has occurred, in which case SER will promptly take steps to remedy such Unauthorized Use and prevent its recurrence, (iii) exercise any other legal or equitable remedies available to SERVICE PROVIDER under this Agreement or otherwise, and (iv) in addition to the foregoing, if a material Unauthorized Use occurs due to SER's gross negligence or wilful misconduct, upon three (3) Business Days written notice to SER and three (3) Business Days opportunity to cure by SER, terminate this Agreement and the Services and, at SER's cost and expense, withdraw or otherwise disable SER's ability to continue using all or part of the Services and/or the facilities used to provide the Services. Notwithstanding any failure by SERVICE PROVIDER to take the any of the actions described in the preceding sentence with respect to an Unauthorized Use, SER will be fully responsible and liable for any Unauthorized Use and any fines, fees, costs or expenses incurred by either Party due to any Unauthorized Use. For purpose of this Agreement, "gross negligence" shall mean a failure to perform a duty of care in reckless disregard of the reasonably foreseeable consequences (as distinguished from a mere failure to exercise ordinary care) which affect the life or property of another, and "wilful misconduct" means an intentional act or omission which is (i) in disregard of a known risk so obvious that is cannot be said one were truly unaware of it, and (ii) that risk is so great that it is highly probable that harm will follow.

        (g) SERVICE PROVIDER will use SER's data solely to perform SERVICE PROVIDER's obligations under this Agreement. SERVICE PROVIDER will not sell, assign, lease, disseminate or otherwise dispose of any of SER's data. SERVICE PROVIDER will not possess or assert any property interest in or any lien, security interest or other right against or to any of SER's data, and SERVICE PROVIDER shall afford to SER's data the same level of security that is afforded to SERVICE PROVIDER's data. All data, work product, software and other intellectual property performed or developed for SER under this Agreement shall be owned by SER, and SERVICE PROVIDER agrees to transfer to SER all rights therein. Nothing in this Agreement shall transfer from SER to SERVICE PROVIDER any of SER's rights in ideas, concepts, know-how, techniques, inventions, and the like proposed, generated, or developed by SER, or by SERVICE PROVIDER on behalf of SER, or any intellectual property rights of SER therein. Notwithstanding any other provision of this Agreement, each Party will be free to use for itself and for others in any manner the general knowledge, skill or experience acquired by that Party in the course of this Agreement, including using that knowledge for any present or future customer or other business partner.

        (h) SER will not possess or assert any property interest in or lien, security interest or other right against or to any of SERVICE PROVIDER's hardware, equipment, software or other property that may be placed at SER's facilities in order to facilitate the Services, except as provided under Sections 3(d) and 3(g) hereof.

        (i) SERVICE PROVIDER will not provide to SER those services described on Exhibit B. Additionally, in the case of software support, SERVICE PROVIDER will
---------
not provide to SER any extraordinary support beyond the normal licensed period support provided by the vendor of the software unless otherwise agreed to by SERVICE PROVIDER and SER in a separate written agreement.

        4.  SER's Other Obligations Regarding the Services.
            ----------------------------------------------

        (a) SER will make available to SERVICE PROVIDER, on a timely basis, management decisions, information, approvals and acceptances to enable SERVICE PROVIDER to provide the Services. SER will be deemed to have consented to and approved any such decision, information, approval or acceptance requested by SERVICE PROVIDER if SERVICE PROVIDER provides notice to SER and SER fails to respond to such request within (i) thirty-six (36) hours in the case of requests for Services made by SER in the ordinary course of business, (ii) three (3) Business Days in the case of Services, enhancements, modifications or changes to SER's hardware or software systems originating from SERVICE PROVIDER or (iii) such lesser period as is reasonably required by SERVICE PROVIDER in the case of requests relating to urgent or emergency situations.

        (b) SER will not modify or change in any respect any of the software or hardware systems used by SERVICE PROVIDER to provide the Services without SERVICE PROVIDER's prior written approval, which written approval shall not be unreasonably withheld. If SER makes an unauthorized modification or enhancement,
(i) SERVICE PROVIDER will be excused from compliance with Sections 3(a) and 3(b) to the extent SERVICE PROVIDER's performance of the Services is adversely affected by such modification or enhancement, and (ii) SER will be fully responsible and liable for any fines, fees, costs or expenses incurred by either Party due to such unauthorized modification or enhancement.

        (c)    Intentionally Omitted.

        (d) Except as permitted under Section 3(d) of this Agreement, SER will not resell any of the Services, or sell or license any of the software or hardware used by SERVICE PROVIDER to provide the Services, to or for the benefit of any Third Party, whether in a service bureau environment or otherwise, or attempt to do so.

        (e) At least quarterly during the first twelve (12) months of the Term, SER and SERVICE PROVIDER shall meet to discuss SER's intention regarding the transition of the provision of the Services from SHELL to another party after the second anniversary of the Effective Date. On or prior to the first anniversary of the Effective Date, SER will inform SERVICE PROVIDER in writing if SER intends to use SSI to provide the Services after the second anniversary of the Effective Date.

        If SER decides to use SSI to provide the Services, then (i) SERVICE PROVIDER will develop for SER a transition and separation plan ("Transition Plan") that will provide for the full transition of the provision of Services from SHELL to SSI by no later than the second anniversary of the Effective Date,
(ii) such transition will be fully implemented and completed by SERVICE PROVIDER at its cost no later than the second anniversary of the Effective Date, and
(iii) SER will pay SSI all costs and expenses to implement such transition; provided that the aggregate amount payable by SER under this Agreement and the US IT Interim Services Agreement to implement such transition shall not exceed $7,000,000 (plus applicable taxes, if any).

        If SER decides not to use SSI to provide the Services or fails to inform SERVICE PROVIDER of SER's decision with respect thereto on or prior to the first anniversary of the Effective Date, then (i) SER will develop and implement a Transition Plan that will provide for the full transition of the provision of Services from SHELL to a Third Party by no later than two years and nine months after the Effective Date, (ii) SERVICE PROVIDER will assist SER in developing and implementing the Transition Plan, and (iii) SER will pay SERVICE PROVIDER for SERVICE PROVIDER's charges for such development and implementation assistance, which shall be, to the extent applicable, at the same cost that SSI provides similar services to SHELL.

        The capping of implementation costs for the transition to SSI at $7,000,000 is based upon the assumptions set forth below, and to the extent any of these assumptions do not remain accurate with respect to SER and the Business throughout the implementation of the Transition Plan, SER will pay SERVICE PROVIDER for any additional costs or expenses in excess of $7,000,000 incurred by SERVICE PROVIDER as a result.

               (i) Process control computing is not within the scope of Services;

               (ii) Exiting existing SUMF Agreements is not included in Services;

               (iii) Marketing personnel will move to existing Non-US Business facilities or will use the remote access service described in Exhibit A,
                                                                      ---------
        Schedule 4 attached hereto;
        ----------

               (iv) Business staff will remain at existing locations and physical facilities, and personnel moves will be minimal and are not within scope;

               (v) Fail over and backup requirements shall remain the same as of the Effective Date ;

               (vi) Configuration and management of voice systems will remain the same as in effect as of the Effective Date;

               (vii) IT services under the SUMF Agreements will continue to be in place;

               (viii) Network security will be managed by SERVICE PROVIDER or its subcontractors ;

               (ix) Data and applications backup will be managed by SERVICE PROVIDER or its subcontractors ;

               (x) Data and applications support will be managed by SERVICE PROVIDER or its subcontractors; and

               (xi) The following will remain constant during the Term: number of users; number of sites; number and location (within the same network path) of domain printers; number and location of servers; application portfolio, as it was provided and utilized in the way intended; transaction volumes; technologies, platforms, and software versions deployed; provided, however, that SER shall be allowed a differential of five percent (5%) with regard to changes in the number of users.

        (f) As part of the implementation cost for the Transition Plan, SER shall receive the following from the SERVICE PROVIDER:

               (i)   Complete NT domain segregation outside the United States;

               (ii) Migration of applications and applications servers to Resins network;

               (iii) Cloning and segregation of remaining shadowed/shared applications (including Rumba and SAPIT [SAP Industrial Transportation Module]), including application servers, database servers, and application migration;

               (iv) Migration of APSAP (Asian Pacific SAP) to accounting packages such as ACCPAC or Solomon IV to replace SAP R/3; and

               (v)   Segregation of Print Services outside the United States.

        (g) SER shall be solely responsible, and shall indemnify SERVICE PROVIDER, for any and all of SERVICE PROVIDER's increased costs incurred in connection with Services, systems changes, or other maintenance provided to SER required as a result of a change in any laws or regulations implemented by any Governmental Entity after the Effective Date.

        5.     Payment. SER will pay SERVICE PROVIDER for each Service in
               -------
accordance with the fees and payment terms set forth in Exhibit D, subject to
                                                        ---------
Section 3. Any monthly charges will be prorated for any partial calendar month. SERVICE PROVIDER will prepare invoices for SER on a monthly basis for amounts due under this Agreement. SERVICE PROVIDER's invoices will present a detailed account of all charges. All invoices will be accompanied by appropriate supporting documentation. All invoices will be due and payable within thirty
(30) days after the invoice date. Interest will accrue on all amounts past due under this Agreement at the lesser of (i) a rate of interest equal to average LIBOR for the previous calendar month plus one and one-half percent (1.50%) (ii) or the maximum rate of interest allowed by applicable law. In addition to the fees set forth on Exhibit D, SER will pay all current and future sales, services
                  ---------
and ad valorem taxes and duties imposed upon this Agreement and SER's use of the Services, excluding, however, all taxes on or measured by SERVICE PROVIDER's net income.

        6.  Term and Termination.
            --------------------

        (a) The term of this Agreement (the "Term") will commence as of the Effective Date and expire on the fourth anniversary of the Effective Date.

        (b) SER may terminate any particular Service prior to the expiration of the Term upon written notice to SERVICE PROVIDER at least thirty (30) days prior to the termination date set forth in such notice, provided that SER may not give any such notice less than three months after the Closing Date. SER will pay SERVICE PROVIDER a termination fee upon termination of this Agreement before the second anniversary of the Closing Date equal to the termination fees required by the applicable Dell computer leases as of the time of such termination, unless SER assumes all applicable Dell computer leases at the time of the termination.

        (c) Either Party may terminate this Agreement prior to the expiration of the Term for a material breach by the other Party of this Agreement (excluding any breach of any payment obligation disputed in good faith), upon giving thirty
(30) days written notice to the breaching Party, provided that such breach is not cured during such thirty (30) day period.

        (d) Intentionally omitted.

        (e) Sections 3(d), 3(g), 6(f), 9, 13, 15, 17, 19, 20, 21, 22, 26, 27,
28, 29 and 30 will survive the expiration or termination of this Agreement for any reason.

        (f) Upon the expiration or termination of this Agreement for any reason, SER will discontinue all use of the Services, and discontinue using, and destroy, erase or return to SERVICE PROVIDER, all copies of any documentation for the Services and any of SERVICE PROVIDER's software or other proprietary information in SER's possession or control, and SERVICE PROVIDER will destroy, erase or return to SER, at SER's option, all copies of SER's data files compiled or gathered by SERVICE PROVIDER during the Term.

        7.  Independent Contractor Status. The Parties acknowledge and agree
            -----------------------------
that SERVICE PROVIDER is an independent contractor in the performance of each and every part of this Agreement and nothing in this Agreement will be construed to be inconsistent with this status. Subject to the terms of this Agreement, SERVICE PROVIDER will have full authority to select the means, methods and manner of performing the Services. No agent or employee of SERVICE PROVIDER will be or will be deemed to be the agent or employee of SER and nothing in this Agreement will be construed to make SER an employer, directly or indirectly, of SERVICE PROVIDER's employees under any Applicable Law. None of the benefits provided by SER to its employees, including workers' compensation insurance and unemployment insurance, will be available to the employees or agents of SERVICE PROVIDER. Nothing in this Agreement or in the performance of this Agreement is intended to create a partnership, joint venture or other joint business arrangement between the Parties or any of their Affiliates, or any fiduciary duty owed by one Party to the other Party or any of its Affiliates.

     8.   Standards of Performance. SERVICE PROVIDER makes no express or
          ------------------------
implied warranties with respect to the Services except as expressly provided in this Agreement. ALL OTHER REPRESENTATIONS AND WARRANTIES RELATING TO THE SERVICES (INCLUDING, WITHOUT LIMITATION, ANY AND ALL RELATING TO EURO/EMU COMPLIANCE), WHETHER EXPRESS OR IMPLIED, ARE HEREBY EXCLUDED TO THE MAXIMUM EXTENT PERMITTED BY LAW. SER will, in order to assure that SERVICE PROVIDER may adequately perform the Services, have at its facilities users and personnel who interface with SERVICE PROVIDER and utilize the systems and software provided by SERVICE PROVIDER and who are sufficiently competent to operate such systems and software, including without limitation SERVICE PROVIDER's version of SAP R/2.

     9.   Indemnification and Limitation of Liability.
          -------------------------------------------

     (a) SER hereby releases and agrees to defend, indemnify, and hold harmless SERVICE PROVIDER, its Affiliates, and their respective officers, directors, shareholders, employees, representatives, agents or trustees (collectively, the "Indemnified Parties"), from and against any and all Damages (after giving effect to any recoveries by SERVICE PROVIDER against Third Parties) caused by, arising out of, or in any way incidental to or in connection with the performance of the Services, whether arising before or after completion thereof, and in any manner directly or indirectly caused, occasioned or contributed to, in whole or in part, or claimed to be caused, occasioned or contributed to, in whole or in part, by the following:

     (i) The sole negligence or fault, whether active or passive, of SER, its contractors, subcontractors and/or vendors (or any of their respective owners, directors, officers, employees or agents), or of any Third Party;

     (ii) The sole negligence or fault, whether active or passive, of any of the Indemnified Parties, their respective contractors, subcontractors and/or vendors (or any of their respective owners, directors, officers, employees or agents);

     (iii) The concurrent negligence or fault, whether active or passive, of any combination of the Indemnified Parties, SER, their respective contractors, subcontractors and/or vendors, or any Third Party (or any of their respective owners, directors, officers, employees or agents); or

     (iv) Where liability with or without fault is imposed, or sought to be imposed, on the basis of any theory of strict liability by operation of law or any violation or failure to comply with any Applicable Law or any order or requirement of any Governmental Entity.

     (b) SERVICE PROVIDER agrees to indemnify, defend and hold harmless SER, BUYER and the Non-US Companies from and against any and all losses, liabilities, and damages, including all costs and expenses related thereto, arising from or relating to the failure of the Non-US Companies to possess any Non-US IT License during the period commencing on the Closing Date and ending on the date such Non-US IT License is obtained, including but not limited to, any damages arising from or relating to the operation of the Non-US Business without such Non-US IT License from and after the Closing Date.

        (c) Each Party hereby indemnifies the other Party, its Affiliates, and their respective officers, directors, shareholders, employees, representatives, agents or trustees, from and against any and all Damages (after giving effect to any recoveries by the other Party against Third Parties) caused by, arising out of, or in any way incidental to or in connection with the performance of the Services, whether arising before or after completion thereof, and in any manner directly or indirectly caused, occasioned or contributed to, in whole or in part, or claimed to be caused, occasioned or contributed to, in whole or in part, by the indemnitor's gross negligence.

        (d) NEITHER SERVICE PROVIDER, ANY OTHER INDEMNIFIED PARTY OR SER WILL HAVE ANY LIABILITY UNDER THIS AGREEMENT, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER LEGAL OR EQUITABLE CLAIM OR REMEDY, FOR ANY INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES OR LOST PROFITS. THE AGGREGATE LIABILITY OF SHELL, SSI AND THE INDEMNIFIED PARTIES TO SER AND ITS AFFILIATES FOR ALL CLAIMS ARISING FROM OR IN CONNECTION WITH SERVICE PROVIDER'S PERFORMANCE OR NONPERFORMANCE OF SERVICE PROVIDER'S OBLIGATIONS UNDER THIS AGREEMENT, INCLUDING ALL CLAIMS BASED ON THE NEGLIGENCE, GROSS NEGLIGENCE OR STRICT LIABILITY OF SERVICE PROVIDER OR ITS AFFILIATES, WILL NOT EXCEED $4,800,000. THE AGGREGATE LIABILITY OF SER TO THE INDEMNIFIED PARTIES FOR ALL CLAIMS ARISING FROM OR IN CONNECTION WITH SER'S PERFORMANCE OR NONPERFORMANCE OF SER'S OBLIGATIONS UNDER THIS AGREEMENT, INCLUDING ALL CLAIMS BASED ON THE NEGLIGENCE, GROSS NEGLIGENCE OR STRICT LIABILITY OF SER OR ITS AFFILIATES, WILL NOT EXCEED $4,800,000, EXCLUDING ANY CLAIMS FOR NONPAYMENT FOR SERVICES RENDERED BY SERVICE PROVIDER.

        (e) IT IS THE INTENTION OF THE PARTIES THAT THE EXCULPATION, DEFENSE AND INDEMNITY OBLIGATIONS OF SER UNDER THIS SECTION 9 ARE WITHOUT REGARD TO WHETHER THE NEGLIGENCE, FAULT OR STRICT LIABILITY OF AN INDEMNIFIED PARTY IS A CONTRIBUTORY FACTOR, AND SUCH OBLIGATIONS ARE INTENDED TO PROTECT AND INDEMNIFY THE INDEMNIFIED PARTIES FROM AND AGAINST ANY AND ALL LIABILITY ARISING FROM THE PERFORMANCE OF THIS AGREEMENT, INCLUDING LIABILITY BASED ON OR RESULTING FROM THE SOLE OR CONCURRENT NEGLIGENCE, FAULT OR STRICT LIABILITY OF THE INDEMNIFIED PARTIES.

        (f) NOTHING IN THIS AGREEMENT SHALL LIMIT OR EXCLUDE ANY PARTY'S LIABILITY FOR DEATH OR PERSONAL INJURY ARISING FROM ITS NEGLIGENCE OR THE NEGLIGENCE OF ITS EMPLOYEES OR AGENTS.

        10.    Access to Facilities. In connection with the performance of the
               --------------------
Services, SER will permit SERVICE PROVIDER and its agents, employees and contractors reasonable right of ingress and egress to facilities owned or operated by SER, subject only to the usual and customary safety and security restrictions developed, observed and enforced in the ordinary course by SER at such facilities. In connection with SER's ability to receive the benefits from and comply with this Agreement, including without limitation reasonable necessity in connection with the implementation of the Transition Plan, SERVICE PROVIDER will permit SER and its agents, employees and contractors reasonable right of ingress and egress to facilities owned or operated by SERVICE PROVIDER.

        11.    INTENTIONALLY OMITTED.
               ---------------------

        12.    Compliance  with Laws.  Each Party and its  employees,
               ---------------------
contractors and agents will comply with all Applicable Laws in performing its obligations under this Agreement.

        13.    Dispute Resolution. In the event of any IT Controversy (as
               ------------------
defined in Section 20 of this Agreement) between the Parties arising out of this Agreement, the Parties will use good faith efforts, for a period of thirty (30) days following notice by a Party to the other Party that an IT Controversy exists, to resolve the IT Controversy through negotiation and compromise. If such an IT Controversy cannot be resolved through negotiation and compromise during the period specified above, either Party may require that the IT Controversy be finally resolved under the provisions of Section 20 of this Agreement. Pending the completion of any arbitration proceedings, payments not in dispute will continue to be made, and obligations not in dispute performed, and in rendering any Award the Arbitrators will make appropriate adjustments for any such payments as may be consistent with the Award.

        14.    Force Majeure. Each of SERVICE PROVIDER and SER will be excused
               -------------
from the obligations set forth in this Agreement to the extent that performance is delayed or prevented by any circumstance (except financial) reasonably beyond its control or by fire, explosion, mechanical breakdown, strikes or other labor trouble, equipment shutdown, failures or fluctuations in power, heat, light or air conditioning or telecommunications equipment, compliance with any law, regulation order, recommendation or request of any governmental authority or Third Party nonperformance, including failures or fluctuations in power, heat, light or air conditioning or telecommunications equipment. In addition, SERVICE PROVIDER will be so excused in the event it is unable to acquire from its usual sources and on terms it deems to be reasonable, any resources necessary for providing the Services. If, because of any such circumstances, there should be a shortage of the resources necessary for providing the Services from any of SERVICE PROVIDER's usual and customary sources, SERVICE PROVIDER will not be obligated to purchase additional resources in order to provide the Services, and SERVICE PROVIDER may apportion its available resources among all its customers and its own internal organization and Affiliates in such manner as SERVICE PROVIDER finds fair and reasonable.

        15.    Non-solicitation. During the Term and for one (1) year
               ----------------
thereafter, neither Party will knowingly solicit or hire away from the other Party any employee who was engaged in the performance of this Agreement, unless that solicitation or hiring is agreed to in writing by the other Party. The following will not be a violation of this Section: (i) either Party's general solicitation of employees (through, for example, advertisements in newspapers, magazines or trade journals); (ii) either Party's hiring of an employee of the other Party who responds to such a general solicitation; or (iii) either Party's hiring of an employee of the other Party who submits himself or herself for consideration for employment without having been solicited for employment by the other Party.

        16.   Subcontracting and Assignment. SERVICE PROVIDER may (i) assign its
              -----------------------------
rights or obligations under this Agreement to any of its Affiliates and/or (ii) subcontract any of its obligations under this Agreement (including, without limitation, any support provided under the Services); provided, however, that SER shall have the right to approve any subcontractors hired specifically for Services to be provided directly to and primarily for the benefit of SER, which approval shall not be unreasonably withheld by SER. With respect to any obligations of SERVICE PROVIDER under this Agreement performed by subcontractors, Affiliates or assignees, SERVICE PROVIDER will remain responsible for those obligations to the same extent SERVICE PROVIDER would be responsible hereunder. A list of material subcontractors used by SERVICE PROVIDER as of the Closing Date is provided on Exhibit G attached hereto. SER
                                               ---------
shall be entitled to assign this Agreement to any Affiliate or to a lender or lenders for security purposes so long as such lender is a bona fide financial institution with a business which includes lending money and with a net worth in excess of One Hundred Million Dollars, without the prior written consent thereto of SERVICE PROVIDER (and such lender or lenders shall have the right without such prior written consent to further assign this Agreement in connection with the exercise of their rights and remedies pursuant to such security agreements). Any assignment of the Agreement by SER to a Third Party shall require the prior written consent of SERVICE PROVIDER, such consent not to be unreasonably withheld or delayed.

        17.   Confidentiality.
              ---------------

        (a) The Parties acknowledge that, pursuant to the provision by SERVICE PROVIDER of the Services, each Party will possess or have access to information that belongs to the other Party, has commercial value in that Party's business and is not in the public domain, including information relating to its customers, suppliers, finances, operations, facilities and markets ("Confidential Information"). Neither Party will disclose, use, sell, assign, lease or otherwise dispose of the other Party's Confidential Information, except as otherwise expressly permitted by this Agreement or the other Transaction Documents. In particular, but not by way of limitation, SER will not, and will ensure that SER's employees, contractors and other agents do not, use the Services to access any of SERVICE PROVIDER's Confidential Information relating to SERVICE PROVIDER's other businesses or operations or to any businesses or operations which SERVICE PROVIDER may have sold to Third Parties but for which SERVICE PROVIDER provides services similar to the Services, unless SER is expressly authorized to access such Confidential Information pursuant to the other Transaction Documents, and SERVICE PROVIDER will not, and will ensure that SERVICE PROVIDER's employees, contractors and other agents do not, use the Services to access any of SER's Confidential Information relating to SER's other businesses or operations, unless SERVICE PROVIDER is expressly authorized to access such Confidential Information pursuant to the other Transaction Documents. In connection with this provision, SERVICE PROVIDER has attached as Exhibit H hereto a list of data cloned for the Non-US Business prior to the
---------
Closing Date. Each Party will use commercially reasonable efforts to establish and maintain safeguards against the destruction, loss or alteration of the other Party's Confidential Information in its possession or control, similar to the safeguards that Party uses for its own Confidential Information. Nothing in this
Section 17 will be construed as obligating either Party to disclose its Confidential Information to the other Party, or as granting to or conferring on the other Party, expressly or by implication, any rights or license to its Confidential Information, provided that SER acknowledges that, in order to perform the Services, SERVICE PROVIDER will have custody of certain of SER's Confidential Information, and SER hereby grants SERVICE PROVIDER the right to do so in accordance with this Agreement. Each Party will be entitled to all remedies available at law or in equity to enforce or seek relief in connection with this Section 17. Each Party will cause its employees, contractors and other agents who have access to the Confidential Information of the other Party in connection with this Agreement to comply with this Section 17. The provisions of this Section 17 will survive the termination or expiration of this Agreement for any reason.

        (b)   This Agreement is Confidential Information of each Party.

        (c) Notwithstanding subsection (a) above, information is not Confidential Information: (i) to the extent that the information is or becomes publicly available through no fault of the Party which received the information from the other Party; (ii) to the extent that the same information is rightfully in the possession of a Party prior to receipt of that information from the other Party, provided, however, that SER's information or data that is in SERVICE PROVIDER's possession prior to the Closing Date or that is collected by SERVICE PROVIDER in connection with the provision of the Services shall be confidential;
(iii) to the extent that the same information is independently developed (without the use of the other Party's Confidential Information) by the Party which received that information from the other Party; or (iv) to the extent that the same information becomes available to a Party on a non-confidential basis from a source other than the other Party, which source, to the knowledge of the disclosing Party, is not prohibited from disclosing that information by a legal, contractual or fiduciary obligation to the other Party.

        (d) Notwithstanding subsection (a) above, a Party will not have violated the terms of this Section 17 for disclosing Confidential Information:

              (i) to that Party's Affiliates (including that Party's Affiliates' employees and agents), lenders, counsel or accountants which agree to comply with the requirements of this Section 17;
                                                      ----------

              (ii) to Third Parties performing services required under this Agreement where use of that Confidential Information by that Third Party is: (A) authorized under this Agreement; or (B) that disclosure is necessary or typically occurs in the natural course of the Third Party's duties; provided in each case the Third Party has executed a written confidentiality agreement under which the Third Party is obligated to maintain the confidentiality of the Confidential Information in a manner equivalent to this Agreement; or

              (iii) in order to comply with any applicable law, order, regulation or stock exchange rule, provided that as soon as is practicable and legally permitted, the Party will notify the other Party of the disclosure or possible disclosure under this subsection.

        18.   Date-Related Issues. SERVICE PROVIDER assumes no responsibility or
              -------------------
obligation to cause any products, deliverables or Services provided by SERVICE PROVIDER to accurately exchange date data with any other products, systems, hardware, equipment, software, processes or other resources (including any products, systems, hardware, equipment, software, processes or other resources of SERVICE PROVIDER, SERVICE PROVIDER's affiliates, or third parties ("Other Resources")) or to cause any Other Resources to accurately exchange date data with products, deliverables or Services provided by SERVICE PROVIDER or SERVICE PROVIDER's affiliates. Any work by SERVICE PROVIDER related to the items described in this Section 18 would be required to be covered by a Change Order pursuant to the terms of this Agreement. SERVICE PROVIDER shall be relieved of its obligations under this Agreement (including the provision of Services) to the extent any Other Resources are unable to correctly process or properly exchange accurate date data.

        19.   Procedure.  The  obligations and liabilities of the Parties with
              ---------
respect to all items indemnified against under this Agreement that are initiated by a Third Party ( the "Third Party Claims"), shall be subject to the following terms and conditions.

        (a) Upon notice of a Third Party Claim asserted against, resulting to, imposed upon or incurred by any Person to be indemnified pursuant to this Agreement (the "Indemnified Party"), or upon the Indemnified Party becoming aware of a matter for which it may be entitled to indemnification with respect to a Third Party, from a Party pursuant to this Agreement, the Indemnified Party shall promptly give written notice to the other Party (the "Indemnifying Party") of the Third Party Claim or other indemnifiable matter; provided, however, that
                                                        --------  -------
no failure or delay on the part of the Indemnified Party in notifying any Indemnifying Persons shall relieve the Indemnifying Party from any liability or obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced by the delay. Promptly upon receiving a written notice of an indemnified Third Party Claim, the Indemnifying Party shall undertake the defense thereof by counsel of its own choosing, which counsel shall be reasonably satisfactory to the Indemnified Party; provided, however,
                                                           --------  -------
that if, in the Indemnified Party's and the Indemnifying Party's reasonable judgment, a conflict of interest may exist between the Indemnified Party and the Indemnifying Party with respect to such Third Party Claim, or if the Indemnifying Party does not promptly defend after notification of such Third Party Claim, such Indemnified Party shall undertake the defense and to compromise or settle such Third Party Claim on behalf of and for the account and at the risk of the Indemnifying Party to the extent that the Indemnifying Party is determined to be obligated to indemnify the Indemnified Party under this Agreement with respect to such Third Party Claim. The written notice of the Third Party

Claim by the Indemnified Party shall contain all material information known to the Indemnified Party with respect to the Third Party Claim and shall include copies of materials submitted to the Indemnified Party by the relevant Third Party with respect to the Third Party Claim. So long as the Indemnifying Party is conducting the defense of a Third Party Claim in accordance with this Section 19, the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim.

        (b) If the Indemnifying Party elects to undertake and diligently pursue the defense of a Third Party Claim hereunder, and acknowledges in writing its duty to provide full indemnification to the Indemnified Party regarding such Third Party Claim, the Indemnifying Party shall control all aspects of the defense and settlement of such Third Party Claim and may settle, compromise or enter into a judgment with respect to such Third Party Claim; provided, however,
                                                              --------  -------
that the Indemnifying Party shall not enter into any such settlement, compromise or judgment without the prior written consent of the Indemnified Party (which shall not be unreasonably withheld) if it would result in the imposition of any non-monetary liability or obligation on the Indemnified Party. If the Indemnified Party undertakes the defense of a Third Party Claim hereunder, it shall not settle, compromise or enter into any judgment with respect to a Third Party Claim for which it is seeking or shall seek indemnification hereunder without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld.

        (c) The Indemnified Party shall provide the Indemnifying Party with access to all reasonably requested records and documents of the Indemnified Party relating to any Third Party Claim, other than documents for which the Indemnified Party has claimed or shall validly claim a legal privilege.

        (d) EXCEPT AS PROVIDED IN THIS AGREEMENT, The obligations of the Indemnifying Party to indemnify the Indemnified Party under this Agreement shall not be terminated, modified or abated if the cause or alleged cause (in whole or in part) of the Damages for which a claim is made hereunder is the sole or concurrent, active or passive, imputed, technical or other negligence, gross negligence, fault or strict liability of the Indemnified Party.

        20.    Arbitration.
               -----------

        (a) Except as expressly provided in this Agreement, any dispute, controversy or claim arising out of or relating to this Agreement, whether based on contract, tort, statute or other legal or equitable theory (including any claim of fraud, misrepresentation or fraudulent inducement or any question of validity or effect of this Agreement including this clause) or the breach or termination thereof ("IT Controversy"), shall be settled by binding arbitration in accordance with this Section 20.

        (i) Any such arbitration shall be conducted in accordance with the ICC Rules in effect at the time of such proceeding, except as modified herein.

        (ii) The appointing authority shall be the International Chamber of Commerce.

        (iii)  The number of arbitrators shall be one.

        (iv) The costs of any such arbitration shall be borne as the arbitrator shall direct and, in the absence of such direction, shall be borne equally by the Parties hereto (provided, however,
                                                             -----------------
               that for these purposes, SHELL and its Affiliates shall collectively constitute one "party", and SER and its Affiliates shall collectively constitute one "party"); provided, however,
                                                           --------  -------
               that if court proceedings to stay litigation or compel arbitration are necessary, the party who unsuccessfully opposes such proceedings shall pay all reasonable associated costs, expenses, attorney's fees in connection with such court proceeding. With respect to any IT Controversy submitted to arbitration pursuant to this Section 20, the arbitrator shall direct that the enforcement costs of the prevailing party or parties be borne by the parties to the arbitration proceeding based on their respective relative liabilities as determined by the arbitrator.

        (v)    The place of the arbitration shall be Vancouver, British
               Columbia.

        (vi) The language to be used in the arbitral proceedings shall be English.

        (vii) It is expressly agreed that notwithstanding any other provision in this Section 20 to the contrary, the arbitrator shall have absolutely no authority to award (i) damages resulting from loss in value of assets or shares, or (ii) special, indirect and consequential damages or damages resulting from lost profits or exemplary, treble, remote, speculative or punitive damages of either SER or SERVICE PROVIDER, under any circumstances regardless of whether such damages may be available under the English law or the law of any other jurisdiction, or under the ICC Rules; provided, however, that the exclusions contained in
                          --------  -------
               clauses (i) and (ii) above shall not apply to any such damages resulting from a liability to a Third Party.

        (viii) The arbitrator's decision shall be in writing and shall be as brief as possible and will include the basis for the arbitrator's decision. A record of the arbitration proceeding shall be kept.

        (ix) If permitted by the arbitrator, taking into account the Parties' desire that any arbitration proceeding hereunder be reasonably expedited and efficient, and subject to the arbitrator and the parties to the arbitration entering into a mutually acceptable confidentiality agreement, the Parties shall have the right to conduct discovery; provided, that the scope of any such discovery shall be no greater than that allowed by English Law.

        (b) The Parties recognize that certain IT Controversies to be submitted to arbitration under this Section 20 may raise issues that relate to, or are substantially the same as or connected with issues raised in certain disputes that may arise under the US IT Interim Services Agreement. The Parties further recognize that consolidation of such disputes into a single arbitral proceeding may be desirable to avoid conflicting determinations. Accordingly, any party may request that any arbitrator appointed under this Agreement or the US IT Interim Services Agreement consolidate the IT Controversies arising under this Agreement in a single arbitral proceeding in accordance with this Section 20 with disputes arising under the US IT Interim Services Agreement (each such consolidated proceeding, a "Multi-Party Proceeding"); provided, that the arbitrator determines that (i) the disputes under this Agreement and the US IT Interim Services Agreement present significant common issues of law or fact, (ii) no party to such consolidated arbitration would be unduly prejudiced by such consolidation, and (iii) consolidation would not result in undue delay.

        In the event disputes under this Agreement and the US IT Interim Services Agreement are consolidated into a Multi-Party Proceeding, SERVICE PROVIDER and SER shall terminate any arbitration either such party may have initiated under this Section 20, the subject of which has been consolidated into such Multi-Party Proceeding. Any order of consolidation issued by an arbitral tribunal hereunder shall be final and binding upon the parties, and each party waives any right it may have to appeal or to seek interpretation, revision, or annulment of such order under the ICC Rules as at presently in force, other applicable rules of arbitration, or in any court. The arbitrator may adopt such rules of procedure as are necessary or appropriate to conduct a Multi-Party Proceeding in the most expeditious and efficient manner. Unless otherwise agreed by the parties, the governing law specified in this Agreement and in the US IT Interim Services Agreement, respectively, shall continue to apply to any dispute arising hereunder or thereunder notwithstanding that such dispute has been consolidated into a Multi-Party Proceeding.

        (c) Subject to Section 6(e) of this Agreement, any IT Controversy shall be time-barred if the asserting party commences arbitration with respect to such Claim later than four years after the cause of action accrues. All statutes of limitations and defenses based upon passage of time applicable to any IT Controversy of a defending party (including any counterclaim or setoff) shall be tolled as to such IT Controversy while the arbitration is pending.

        (d) All of the parties agree that the award of the arbitrator shall be final and binding upon the Parties, and judgment for execution and enforcement of any award may be entered by any court having jurisdiction over the party against whom enforcement is sought.

        21.    APPLICABLE  LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND
               ---------------
CONSTRUED IN ACCORDANCE WITH THE LAWS OF ENGLAND, AND THE PARTIES SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE ENGLISH COURTS.

        22.    Notices. All notices, requests, demands and other communications
               -------
that are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered by hand or mailed by registered mail, postage prepaid, return receipt requested, or transmitted by telecopy with verification of receipt as follows:

                              If to SER:

                              Shell Epoxy Resins Nederland B.V.
                              1600 Smith Street
                              Suite 2400
                              Houston, Texas 77002
                              Attention: Chief Financial Officer
                              and Chief Information Officer
                              Telecopy:  (713) 241-3358


                              with a copy to:

                              O'Sullivan Graev & Karabell, LLP
                             30 Rockefeller Plaza
                             New York, New York 10112
                             Attention: John J. Suydam
                             Telecopy:  (212) 728-5950


                             If to SHELL or SSI:

                             Shell Chemicals Limited
                             Shell Centre
                             London
                             SE1 7NA
                             Attention: Chemicals EU/APME IT
                             Divestment Contract Manager

                             with a copy to:

                             Shell Oil Company
                             910 Louisiana
                             Houston, Texas 77002
                             Attention: General Counsel
                             Telecopy: 713/241-5362
        or to such other address as any Party hereto shall have designated by notice in writing to the other Parties hereto.

        23.    Execution  in  Counterparts.  This  Agreement  may be  executed
               ---------------------------
in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

        24.    Waivers. The Parties to this Agreement may extend the time for
               -------
the performance of any of the obligations or other acts of the other Parties hereto and (b) waive compliance with any of the agreements contained herein. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of all of the Parties.

        25.    Amendment.  This Agreement may be modified,  supplemented  or
               ---------
amended only by a written instrument executed by all Parties hereto.

        26.    Entire Agreement. This Agreement (together with the exhibits and
               ----------------
schedules) constitutes the entire agreement of the Parties hereto with respect to their subject matter, and supersede all prior agreements and understandings of the Parties hereto, oral and written, with respect to their subject matter.

        27.    Headings.  The headings  contained in this  Agreement  are for
               --------
the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

        28.    Successors/Assigns. Except as set forth in this Agreement, no
               ------------------
Party hereto may transfer or assign, directly or indirectly, by operation of law or otherwise, any of its rights or obligations under this Agreement without the prior written consent of the other Parties hereto, and any purported transfer or assignment that does not comply with this Section 27 shall be null and void ab initio. Each Party to this Agreement agrees to cause its successors and permitted assigns to agree in writing to be bound by the terms of this Agreement, provided, that nothing contained herein shall relieve any Party from its obligations under this Agreement.

        29.    Third-Party Rights. A person who is not a Party to this Agreement
               ------------------
has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement.

        30.    Interpretation.  In construing this Agreement,  no consideration
               --------------
shall be given to the fact or presumption that any Party had a greater or lesser hand in drafting this Agreement.

        IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date written above.

                                          SHELL CHEMICALS LIMITED

                                          By: /s/ Illegible
                                             ------------------------------
                                          Title:  Illegible
                                             ------------------------------



                                          SHELL EPOXY RESINS NEDERLAND B.V.


                                          By: /s/ Illegible
                                             ------------------------------
                                          Title:  Illegible
                                                ---------------------------



                                          SHELL SERVICES INTERNATIONAL B.V.

                                          By: /s/ Illegible
                                             ------------------------------

                                          Title: Illegible
                                                ---------------------------


   [Signature Page to Interim Agreement For Information Technology Services
                               (Non-Us Business)